                                 EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of July 1, 1996, by and between ULTRAFEM, INC., a Delaware corporation (the "Company"), and AUDREY CONTENTE (the "Employee").

                                W I T N E S S E T H :

         WHEREAS, the Company desires to employ the Employee and to enter into an agreement (the "Agreement") embodying the terms of such employment; and

         WHEREAS, the Employee desires to accept such employment with the Company and to enter into the Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

         1.   EMPLOYMENT.

         The Company hereby agrees to employ the Employee, and the Employee hereby agrees to accept employment with the Company, for the Term (as defined in Section 2 below), in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and conditions hereinafter stated.

         2.   TERM.

         The term of the Agreement (the "Term") shall commence upon the date hereof and shall end five years from such date or such shorter period as may be provided for herein.

         3.   POSITION, DUTIES AND RESPONSIBILITIES.

              3.1  APPOINTMENT AS FOUNDER, EXECUTIVE VICE PRESIDENT

              (a) During the Term, the Employee shall serve, and the Company shall employ the Employee, as the Founder, Executive Vice President of the Company. The Employee shall be responsible for manufacturing and product development, subject to the supervision of the Chief Executive Officer ("CEO") and Board of Directors of the Company (the "Board"). The Employee shall have such other duties and responsibilities with the Company and its subsidiaries or divisions consistent with the above as may be assigned by the CEO or the Board. The Employee shall report directly to the CEO of the Company.
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              (b)  During the Term, the Employee shall devote substantially all of her working time, attention and energies exclusively to the business and affairs of the Company. Without limiting the generality of the foregoing, the Employee shall perform such duties and responsibilities as may be assigned to her by the CEO or the Board consistent with the Employee's positions as Founder, Executive Vice President of the Company. In addition, Employee agrees to serve as a member of the Board. Nothing in the Agreement shall preclude the Employee from engaging in charitable and community affairs, serving on the boards of directors of a reasonable number of other corporations, trade associations or charitable organizations or giving attention to her personal investments; provided that such activities do not interfere with the regular performance of her duties and responsibilities under the Agreement.

              3.2  REPRESENTATION.

              In order to induce the Company to enter into the Agreement on the terms and conditions set forth herein, the Employee hereby represents and warrants to the Company that her execution of the Agreement and the performance of her duties and responsibilities hereunder will not violate or result in a breach of, or in any manner be prohibited or restricted by, the terms of any agreement, arrangement, understanding (written or otherwise), order or decree to which she is a party or by which she is bound.

         4.   COMPENSATION.

              4.1  SIGNING BONUS; BASE SALARY.

              (a) SIGNING BONUS. In order to induce the Employee to accept employment in accordance with the term of the Agreement, the Company hereby agrees that on the date that the Employee returns an executed copy of the Agreement to the Company, in consideration of the Employee's release of any of the Company's past obligations which were not fulfilled and the Employee's past and future contributions to the Company, the Company shall pay the Employee by certified or bank check payable to her order, the amount of $75,000.

              (b) BASE SALARY. Commencing as of the date hereof, the Employee shall be paid a base salary (the "Base Salary") at an annual rate of $230,000, payable in such installments and at such intervals as are the usual custom of the Company, but in any event on at least a monthly basis. The Base Salary shall be increased to an annual rate of $300,000 upon the earlier to occur of
(i) consummation of a Strategic Alliance, as such term is defined herein, or
(ii) introduction of INSTEAD-TM- to at least 5% of the United States or European market; and shall be increased to $350,000 upon the later of such events to occur. The term "Strategic Alliance" means the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line.

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              4.2  ANNUAL BONUS.

              The Company agrees that, at such time as the INSTEAD -TM-product becomes available for sale to the general public, it shall use its best efforts to establish one or more incentive programs in order to award annual bonuses to senior management of the Company based on the Company's meeting certain financial and non-financial targets to be determined by the Board. The Employee shall be entitled to participate in such bonus plans and any other plans in which the senior management of the Company participate on the same terms and conditions; provided, any annual bonus awarded to the Employee under any such bonus plans shall not exceed 60% of the Employee's then current Base Salary.

              4.3  ROYALTIES.

              (a) PAYMENT OF ROYALTIES; STATEMENTS. In addition to any other amount payable to Employee pursuant to this Agreement, the Company shall pay to Employee (or her assigns) royalties ("Royalties") in an amount equal to $.005 (one-half cent) for each unit of Devices (as hereinafter defined) sold by the Company, its successors, assigns, subsidiaries, or licensees whether during the Employment Period or at any time thereafter; provided, however, that Employee shall be entitled to receive only one royalty payment with respect to any unit of Device. Royalties with respect to Devices sold during each calendar quarter shall be paid within 30 days after the end of such quarter, which payment shall be accompanied by a statement in detail reasonably satisfactory to Employee setting forth the number of Devices sold by the Company during such calendar quarter and a calculation of the royalty due to Employee in respect thereof. Such Royalties shall be due and payable during the term of this Agreement or any time thereafter it being expressly understood that the Royalties due hereunder shall survive the death of Employee and the termination of this Agreement regardless of the reason for such termination. The Company itself shall, and the Company shall cause its successors, assigns, subsidiaries, licensees or any third parties to use reasonable best efforts to produce, manufacture, develop, bring to market, sell and/or commercially exploit the Devices.

              (b) BOOKS AND RECORDS; RIGHT OF INSPECTION. The Company shall keep complete and accurate books of account and records covering all sales of Devices. Employee and her duly authorized representatives shall have the right, at her expense, during normal business hours and upon reasonable advance notice and without interrupting the Company's business, at any time during the Term or thereafter, to examine and copy such books of account and records and all other materials as may be reasonably necessary or appropriate to verify the information contained in the royalty statements submitted to Employee pursuant hereto. In the case of any deviation of Royalties versus reported Royalties, the Company shall pay any Royalties due within ten days, with interest thereon from the date such Royalties were due through and including the date of payment at and changing with the rate announced from time to time by Citibank N.A. at its principal office in New York City as its "prime rate," plus 2%, and, if such deviation exceeds 5%, Employer pay the reasonable costs of such examination.
All books of account and records
relating to a particular calendar year shall be kept available for inspection as provided herein for at least two years after the end of such year.

              (c) DEFINITION OF DEVICES. For the purposes hereof, "Devices" means any and all devices or other apparatus utilizing the Technology for any purpose whatsoever, including without limitation, the "UltraFem Feminine Protection Cup"; and "Technology" means the technology, ideas, inventions, patents and other Transferred Assets (as defined in the Assignment Agreement dated August 9, 1990 made by Employee in favor of the Company) heretofore assigned by Employee to the Company, together with any and all other technology, ideas or inventions (whether patented or unpatented) conceived or created by the Employee, and any and all other technology, ideas, inventions or patents that are derivatives or modifications of or improvements or developments to any Technology.

              (d) SURVIVAL. It is expressly understood that the provisions of this Section 4.3 shall survive the death of Executive and the termination of the Term for any reason whatsoever.

         5.   EMPLOYEE BENEFITS.

              Employee shall be entitled to participate in such compensation and incentive plans and group life, health, accident, disability and hospitalization insurance plans, pension plans, retirement plans and other fringe benefit plans as are provided from time to time to other executive officers of the Company. In fulfillment of the Company's obligation to provide life and disability insurance, the Company shall pay an amount equal to premiums payable under term life insurance policies providing benefits of two times Employee's then current base salary and disability insurance providing for payment of one-half of the Employees's then current base salary, up to a maximum of $200,000 in coverage, subject in each case to such policies being available from insurance carriers at market rates for someone of her age and in good health. Employee shall also receive an additional amount (the "Gross-up Amount") to cover any payment of federal and/or state income taxes on the amount provided to cover premiums for term life and disability insurance. The Gross-up amount shall be calculated assuming a combined federal and state tax rate applicable to Employee not to exceed 40%.

              Employee shall be entitled to vacations (including accrued vacation pay) consistent with the Company's current practices in respect thereof, which vacations shall be taken at such time or times shall not unreasonably interfere with Employee's performance of her duties under this Agreement. Employee is entitled to a minimum of four weeks paid vacation, plus paid sick days and holidays.

         6.   EXPENSE REIMBURSEMENT.

              During the Term, the Company shall reimburse the Employee for all reasonable travel and other out-of-pocket expenses incurred by her (in accordance with the policies and procedures established by the Company for its senior executive officers) in carrying out her duties and responsibilities hereunder.

         7.   DEATH OR DISABILITY OF THE EMPLOYEE.

              7.1  DEATH.

              In the event of the death of the Employee during the Term, the Agreement automatically shall be terminated as of the date of her death and the Employee's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of the Employee shall be paid the Employee's unpaid Base Salary through the month in which such termination occurs and for a period of six months thereafter and any bonuses awarded but not paid for any fiscal year of the Company ending prior to the date of such termination. The Employee's beneficiary or estate or legal representative, as the case may be, shall be reimbursed for all business expenses incurred by the Employee prior to such termination and shall be entitled to other death benefits in accordance with the terms of the Company's benefit programs and plans.

              7.2  DISABILITY.

              In the event of the Disability (as hereinafter defined) of the Employee during the Term, the Company shall be entitled to terminate the Agreement. Upon such termination, the Employee shall be paid her unpaid Base Salary through the month in which such termination occurs and for a period of six months thereafter and any bonuses awarded but not paid for any fiscal year of the Company ending prior to the date of such termination. The Employee shall be reimbursed for all business expenses incurred by the Employee prior to such termination and shall be entitled to other disability compensation in accordance with the Company's benefit programs and plans. "Disability," for purposes of the Agreement, shall mean the Employee has failed as a result of her illness, physical or mental disability or other incapacity, for a period of six consecutive months or 270 days during any 12-month period of the Term to render the services provided in the Agreement, or has been adjudicated an incompetent. Provided that the provisions of the applicable employee benefit plan permits, the Employee shall continue to participate in all employee benefit plans in which she was participating on the date of termination until the earliest to occur of (a) the Employee's death, (b) the cessation of the Employee's disability or (c) the end of the Term.

         8.   TERMINATION BY THE COMPANY FOR DUE CAUSE.

              In addition to any other remedies available to it at law, in equity or as set forth in this Agreement, the Company shall have the right, upon written notice to the Employee, to immediately terminate her employment hereunder if the Employee (a) wilfully fails or refuses in any material respect to perform such duties as may be assigned to her from time to time by the Board or the CEO of the Company consistent with Employee's position and responsibilities and fails to cure such failure or refusal within thirty (30) days after receipt of notice from the Board or

CEO of the Company setting forth with reasonable specificity the nature of such failure or refusal; or (b) has been convicted of a felony; or (c) has committed any act of fraud, misappropriation of funds or embezzlement in connection with her employment hereunder. Termination as a result of clauses (a) though (c) shall be for "Due Cause." Upon such termination, the Employee shall continue to receive her Base Salary only for the period ending with the date of such termination and the obligation of the Company to make any further payments, or to provide any benefits specified herein, to the Employee shall thereupon cease and terminate.


         9.   TERMINATION OTHER THAN FOR DUE CAUSE.

              9.1  TERMINATION.

              The Agreement may be terminated (a) by the Company (in addition to termination pursuant to Section 7 or 8) at any time and for any reason, (b) by the Employee at any time and for any reason or (c) upon the expiration of the Term.

              9.2  SEVERANCE AND NON-COMPETITION PAYMENT.

              If the Agreement is terminated by the Company without Due Cause, or by the Employee for Good Reason (as hereinafter defined), or during the first year following a Change of Control (as hereinafter defined) by the Company or by the Employee for any reason, the Company shall pay the Employee a severance payment equal to the Base Salary in effect at the time of termination for a 24 month period commencing on the date of termination. Such severance shall be payable in 24 equal monthly installments (except in the case of payments made as a result of the termination of the Agreement following a Change in Control of the Company, which payments shall be made in a lump sum as soon as practicable, but in any event within 10 days, after the date of termination) commencing on the first day of the month following termination. In addition, the Company shall pay the Employee her Base Salary through the date of termination and any bonuses awarded but not paid for any fiscal year of the Company ending prior to the date of such termination. The Employee shall be reimbursed for all business expenses incurred by the Employee prior to such termination and shall be entitled to continue to participate, subject to the terms of such plans, in all employee benefit plans in which she was participating on the date of her termination, including, but not limited to, the continuation of all life, disability, accident and medical insurance benefits available to her on such date as long as she is entitled to receive the severance payments hereunder or until the date she receives equivalent coverage and benefits under the plans and programs of a subsequent employer (it being agreed that if severance payments are paid in full, in one lump sum or otherwise, Employee shall no longer be entitled to such participation). If the Company does not renew this Agreement at the end of the Term, the Company shall pay the Employee a severance payment equal to the Base Salary in effect at the time of termination for a 6 month period commencing on the date of termination. Such severance shall be payable in 6 equal monthly installments commencing on the first day of the month following termination of employment of Employee. "Good Reason," for purposes of the

Agreement, shall mean (A) the Company shall have materially breached the provisions of the Agreement, or (B) the assignment to the Employee by the Board or CEO of duties materially inconsistent with the Employee's position (including status, corporate office(s), title(s) or reporting responsibility), authority, duties or responsibilities of the Employee as contemplated by Section 3 of the Agreement or (C) the Company shall have moved Employee's principal base of operations to a location outside of the New York City area.

              For purposes of this Agreement, a "Change in Control" of the Company occurs if: (a) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Employee is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or (c) the Board of Directors shall approve the sale or transfer (to an unaffiliated entity) of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or
(b) above. Any and all payments required to be made by Employer to Executive pursuant to this Section 9.2 shall be made without set-off or deduction, and no defense shall be asserted against any right to or claim for such payments. Without limiting the generality of the foregoing, except as expressly otherwise provided herein, Executive shall not be required to mitigate the amount of any payments or benefits provided hereunder upon termination of the Employment Period by seeking employment with any other person, or otherwise, nor shall the amount of any such payments or benefits be reduced by any compensation, benefit or other amount earned by, accrued for or paid to Executive under any other provision of this Agreement, or any plan or program of Employer or any affiliate thereof or as a result of Executive's employment by or consultancy or other association with any person.

         10.  CONFIDENTIAL INFORMATION.

              (a) The Employee agrees not to use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as hereinafter defined) pertaining to the business of the Company except (i) while employed by the Company, in the business of and for the benefit of the Company or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company to divulge, disclose or make accessible such information. "Confidential Information," for purposes of the Agreement, shall mean non-public information concerning the Company's financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, information relating to governmental relations, discoveries, practices, processes, methods, trade secrets, marketing plans and other non-public, proprietary and confidential information of the Company, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company to others not subject to confidentiality agreements. In the event the Employee's employment is terminated hereunder for any reason, she immediately shall return to the Company all tangible evidence of such Confidential Information in her possession.

              (b) The Employee and the Company agree that this covenant regarding Confidential Information is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant which do not appear reasonable to such court and to enforce the remainder of the covenant as so amended. The Employee agrees that any breach of the covenant contained in this Section 10 would irreparably injure the Company. Accordingly, the Employee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this Section 10.

              (c) The provisions of this Section 10 shall survive the termination of the Agreement.

         11.  NON-COMPETITION; NON-SOLICITATION.

              (a) The Employee agrees that, except for a termination following a Change in Control, during the Term and for a period of one year thereafter (herein referred to as the "Non-Competition Period"), without the prior written consent of the Company: (i) she shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, greater than 10% holder of any class or series of equity securities, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in or otherwise be connected with, any entity which is now or at the time, engaged in any business activity competitive (directly or indirectly) with the business of the Company and (ii) she shall not, on behalf of any such competing entity, directly or indirectly, have any dealings or contact with any suppliers or customers of the Company. For the purposes of this Section 11, the business of the Company shall mean the development and commercialization of products and services related to the feminine reproductive health and hygiene arena. Upon any breach by the Employee of the covenants contained in this
Section 11(a), in addition to pursuing any other remedies the Company may have in law or in equity, the Company may terminate the severance payment to the Employee due under Section 9.

              (b) During the Term and during the Non-Competition Period, the Employee agrees that, without the prior written consent of the Company (and other than on behalf of the Company), the Employee shall not, on her own behalf or on behalf of any person or entity, directly or indirectly, solicit the employment of any employee who has been employed by the Company at any time during the one year immediately preceding such date of hiring or

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solicitation and was also an employee of the Company at the time the Employee was employed by the Company.

              (c) The Employee and the Company agree that these covenants regarding non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants which shall not appear reasonable to such court and to enforce the remainder of these covenants as so amended. The Employee agrees that any breach of the covenants contained in Section 11(b) would irreparably injure the Company. Accordingly, the Employee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of Section 11(b).

              (d) The provisions of this Section 11 shall survive the termination of the Agreement.

         12.  INDEMNIFICATION.

              The Company will indemnify the Employee (and her legal representatives or other successors) to the fullest extent permitted by the laws of the State of Delaware and the Certificate of Incorporation and By-Laws of the Company as then in effect, and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges, and expenses whatsoever incurred or sustained by her or her legal representatives in connection with any action, suit, or proceeding to which she (or her legal representatives or other successors) may be made a party by reason of his being or having been a director or officer of the Company or any of its subsidiaries.

         13. AMENDMENT TO OPTIONS. All options to purchase the Company's common stock from the Company currently beneficially owned by Employee (the "Options") are hereby amended to provide that, in addition to paying the exercise price in cash, Employee may, at her option pay the exercise price of an option by (x) surrendering to the Company certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate Fair Market Value (as defined below) on the date of exercise is equal to the aggregate Exercise Price of the shares being purchased upon exercise of the option, or (y) a combination of surrendering certificates and cash. The term "Fair Market Value" shall mean (i) if the shares of Common Stock are listed on a registered securities exchange or quoted on the National Market System, the closing price per share of Common Stock on such date (or, if there was no trading reported on such date, on the next preceding day on which there was trading reported); (ii) if the shares of Common Stock are not listed on a registered securities exchange and not quoted on the National Market System, but the bid and asked prices per share of Common Stock are provided by NASDAQ, the National

Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of Common Stock on such date (or, if there was no trading in the shares of Common Stock on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the shares of Common Stock are not traded on a registered securities exchange and not quoted on the National Market System and the bid and asked price per share of the shares of Common Stock are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Board of Directors of Ultrafem (the "Board") or a committee thereof in good faith. The Options shall be exercisable in accordance with the terms of such Options and the Company's 1990 Stock Option Plan, provided, however, that if the Employee's employment hereunder is terminated for Due Cause, Employee may exercise the Options in accordance with their terms for a period of three months after the termination of her employment subject to the balance of this paragraph. In the event Employee's employment hereunder is terminated for Due Cause, then without the prior written consent of the Company, Employee shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Option shares or any interest therein for a period of one year following such exercise. During such one year period, if requested by the Company, Employee shall be required to sell to the Company all such Option shares for a price equal to the aggregate exercise price paid for such shares. The Company may exercise its right to repurchase shares by mailing notice of exercise to Employee prior to the expiration of such one year period. In the event the Company repurchases such shares, the certificate or certificates evidencing such shares shall forthwith be delivered to the Company against full payment of the sum of (i) an amount of money in the form of cash or check equal to the amount, if any, paid by Employee in cash or check as payment of the exercise price, and (ii) a number of shares equal to the number of shares, if any, paid by Employee as payment of the exercise price, without regard to the then fair market value of such Shares.
All other terms of such Options shall continue in full force and effect.

         14. NEW INVENTIONS. By her signature hereto, the Employee agrees to the terms of the Form of Confidential and Proprietary Information Agreement annexed as Exhibit A hereto. Employee further agrees that the inventions listed on Schedule 14A hereto, which constitute all inventions conceived by her prior to the date hereof which are related to women's health care, are and shall be the exclusive property of the Company. In the event of any conflict between this Agreement and the Exhibit, the terms of this Agreement shall govern.

         15. RELEASE BY EMPLOYEE. Employee hereby releases and forever discharges the Company, its officers, directors, stockholders, employees, affiliates, agents and counsel, past and present, and each of their respective heirs, executors, administrators, successors and assigns, of and from all actions and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, whether known or unknown, which Employee now has or which Employee can, shall or may have against the Company, its officers, directors, stockholders, employees, affiliates, agents or counsel, past or present, for, upon or by reason of any matter, cause, transaction or event arising out or in connection with their dealings prior to the date hereof, or any other transaction whatsoever arising out of or relating to the foregoing, which has occurred on or prior to the date of this Agreement, except that Employee does not release the Company from any cause of action which she would have solely as a result of her being a stockholder of the Company.

         16.  NOTICES.

              All notices, requests, demands or other communications required or permitted under the Agreement shall be in writing and shall be deemed duly to have been given when mailed by registered or certified mail, return receipt requested, postage prepaid, sent by facsimile or personally delivered by hand or overnight courier to the address stated below or to such changed address as the addressee may have given by similar notice.

To the Company:    Ultrafem, Inc.
                   500 Fifth Avenue
                   Suite 3620
                   New York, New York 10110
                   Attention: John W. Andersen

With a copy to:    Shereff, Friedman, Hoffman & Goodman, LLP
                   919 Third Avenue
                   New York, New York  10022
                   Attention: Gerald Adler, Esq.

To the Employee:   Audrey Contente
                   211 East 70th Street
                   New York, New York  10021

With a copy to:    Bodian & Eames LLP
                   480 Lexington Avenue, Suite 3810
                   New York, New York  10017
                   Attention:  Robert I.  Bodian


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Communications delivered by hand or overnight courier or by facsimile shall be deemed received on the date of delivery, and communications sent by registered or certified mail shall be deemed received three business days after the sending thereof.

         17.  ENTIRE AGREEMENT.

              The Agreement together with certain Name, Likeness, Voice Agreement and Release dated as of July 1, 1996 contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters including without limitation the following: Termination Benefits Agreement dated October 1, 1990, Employment Agreement dated May 15, 1992, Amendment to Employment Agreement dated August 1, 1995, Restated Modification Agreement dated July 29, 1993, Indemnity Agreement dated October 1, 1990, and Amendment to Indemnity Agreement dated April 23, 1992.

         18.  BINDING EFFECT; ASSIGNMENT.

              The Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon the Employee and her successors and assigns. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale or a transfer of all or substantially all of the assets of the Company and, in the case of the Employee, her heirs and/or legal representatives as determined by will or by operation of law. Neither the Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee (except by will or by operation of law). The Company may assign the Agreement and all of its rights hereunder to any of its successors and assigns.

         19.  AMENDMENT OR MODIFICATION; NON-WAIVER.

              No provision of the Agreement may be amended or waived unless agreed to in writing, signed by the parties hereto. The waiver of, or failure to take action with regard to, any breach of any term or condition of the Agreement shall not be deemed to constitute a continuing waiver or a waiver of any other breach of the same or any other term or condition.

         20.  BENEFICIARIES; REFERENCES.

              The Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Employee's death, and may change such election by giving the Company written notice thereof. In the event of the Employee's death, Disability or a judicial determination of his incompetence, reference in the Agreement to the Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         21.  KEY-PERSON INSURANCE.

              Employee agrees that the Company may request Employee to apply for and take out term life, health, accident, and/or other insurance covering Employee either independently or together with others in an aggregate amount not to exceed $5,000,000. The Company shall pay for such insurance and shall own all rights in any such insurance policies and proceeds thereof and Employee shall not have any right, title or interest therein.

         22.  SURVIVORSHIP.

              The respective rights and obligations of the parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this
Section 22 are in addition to the survivorship provisions of any other section of the Agreement.

         23.  GOVERNING LAW.

              The validity, interpretation, construction, performance and enforcement of the Agreement shall be governed by the laws of the State of New York, without reference to rules relating to conflict of law.

         24.  SEVERABILITY.

              If any provision of the Agreement shall be determined to be invalid or unenforceable (in whole or in part) for any reason, the remaining provisions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. The provisions of this
Section 24 are in addition to the severability provisions of any other section of the Agreement.

         25.  WITHHOLDING.

              The Company shall withhold from any payments due to the Employee hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

         26.  HEADINGS.

              The headings contained in the Agreement are intended solely for convenience of reference and shall not affect in any way the meaning or interpretation of the Agreement.

         27.  COUNTERPARTS.

              The Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first above written.


                                  ULTRAFEM, INC.



                                  By:
                                      ---------------------------------------
                                       Charles D. Peebler, Jr., Chairman of
                                       the Compensation Committee of the
                                       Board of Directors



                                  -------------------------------------------
                                  AUDREY CONTENTE

                                    Ultrafem, Inc.

                  CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT

    As an "employee" (as defined in paragraph 7) of Ultrafem, Inc., its subsidiary or its affiliate (together, the "Company"), and in consideration of the compensation now and hereafter paid to me, I agree to the following:

    1.   MAINTAINING CONFIDENTIAL INFORMATION

         a. COMPANY INFORMATION. I agree at all times during the term of my "employment" (as defined in paragraph 7), and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Senior Vice President or Chief Executive Officer of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

         b. FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring into the premises of the Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

         c. THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment, and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Senior Vice President or Chief Executive Officer of the Company.

    2.   RETAINING AND ASSIGNING INVENTIONS AND ORIGINAL WORKS

         a. INVENTIONS AND ORIGINAL WORKS RETAINED BY ME. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company's proposed business and products, and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such inventions.

         b. INVENTIONS AND ORIGINAL WORK ASSIGNED TO THE COMPANY. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly create, make, conceive or develop or reduce to practice, or cause to be created, made, conceived or developed or reduced to practice, during the period of time I am in the employ of the Company, related to the Company's business. Reference is made to Rider 2A hereto which is incorporated herein by reference.
    I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

         c. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all inventions and original works of authorship made by me(solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

         d. OBTAINING LETTERS PATENT AND COPYRIGHT REGISTRATIONS. I agree that my obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate for time actually spent by me at the Company's request on such assistance. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me. The agency relationship and power of attorney granted to the Company by me herein is coupled with an interest and irrevocable. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company.

         e. EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment to the Company do not apply to any invention, original work of authorship, development, improvement or trade secrets made by me while in the Company's employ which does not relate to any business or activities in which the Company is or may become engaged, except that I am so obligated if the same relates to or is based on confidential or proprietary information to which I shall have had access during and by virtue of my employment or arises out of work assigned by me by the Company. Further, I shall not be obligated to assign any invention, original work of authorship, development, improvement or trade secrets which may be wholly conceived by me after I leave the employ of the Company, except that I am so obligated if such invention shall involve the utilization of confidential or proprietary information obtained while in the employ of the Company. I will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that I believe meet the criteria of this Subparagraph 2e; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provision of this subparagraph 2e.

    3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

    4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns.
In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

    5. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

    6.   GENERAL PROVISIONS.

         a. GOVERNING LAW. This Agreement will be governed by the laws of the State of Montana.

         b. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modifications of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         c. SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

         d. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

    7.   DEFINITION.

         For the purposes of this Agreement, the term "employee" means the undersigned individual, whether (i) a regular full or part time employee, or
(ii) a temporary worker or independent contractor or consultant and thus not a regular employee. For the purposes of this Agreement, the term "employment" means the use of the undersigned by the Company to work on the Company's behalf and shall not be construed to establish a temporary worker or independent contractor as a regular employee.




Date:
     ---------------------------


                                            -----------------------------------
                                             Signature




                                             -----------------------------------
                                             Name of Employee (typed or printed)



- --------------------------------
             Witness

                                      EXHIBIT A

                               LIST OF PRIOR INVENTIONS
                           AND ORIGINAL WORKS OF AUTHORSHIP






                                                       Identifying Number
         Title                     Date               or Brief Description

- --------------------------    ---------------    -------------------------------












Name of Employee:
                 ------------------------------------------

                                      EXHIBIT A
                                     Page 1 of 1

                                      EXHIBIT B


                                    ULTRAFEM, INC.

                              TERMINATION CERTIFICATION


    This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Ultrafem, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

    I further certify that I have complied with all the terms of the Company's Confidential and Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential and Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.


Dated:
      ------------------------


                                                 ------------------------------
                                                 Employee's Signature



                                                 ------------------------------
                                                 (Type/Print Employee's Name)



                                      EXHIBIT B
                                     Page 1 of 1

Rider 2A to CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT between Ultrafem, Inc. (the "Company") and Audrey Contente ("Contente").


A. HRT INVENTION. The Company understands that prior to that date of this Agreement, Contente developed an invention which relates to Hormone Replacement Therapy in women (the "HRT Invention"). The Company and Contente hereby agree that the HRT Invention and all improvements thereon, inventions related thereto, all trade secrets and proprietary information associated therewith (except to the extent that any of the foregoing include, are based upon or incorporate any Devices (as defined below)) is owned by Contente and is not transferred or assigned in accordance with the terms of this Agreement.

B. REPRESENTATIONS AND COVENANTS. Contente hereby represents and warrants that the HRT Invention does not incorporate any "Devices" as such term is defined in the employment agreement (the "Employment Agreement") dated July 1, 1996, between the Company and Contente. Contente hereby agrees that within 30 days of the execution of the Employment agreement, she will deliver a letter to the CEO of the Company which fully discloses the HRT Invention. The Company hereby covenants that it will keep confidential the details of any such HRT Invention.

C. RIGHT OF FIRST NEGOTIATION. Contente hereby grants the Company a right of first negotiation with respect to any plan for further development and/or commercialization (including without limitation the sale, license or transfer) or the HRT Invention. If within three months of written notice from Contente of her proposal for further development and/or commercialization of the HRT Invention, Contente and the Company have not reached an initial agreement regarding the further development and/or commercialization of the HRT Invention, Content may then negotiate her proposal for the further development and/or commercialization of the HRT Invention with other parties.

D. RIGHT OF FIRST REFUSAL. If Contente desires to further develop and/or commercialize, sell, license or transfer the HRT Invention to a third party, Contente shall submit a written offer to enter into a transaction to further develop and/or commercialize, sell, license or transfer the HRT Invention to the Company, on the same terms and conditions as she would with such third party. The written offer shall disclose the terms and conditions of the offer, provide sufficient information about the identity of the proposed third party to enable the Company to evaluate the cash and non-cash terms of the offer, and any other material facts relating to the proposed transaction to further develop and/or commercialize, sell, license or transfer the HRT Invention, by executing the written offer within 30 days of receipt thereof. If the Company does not accept the written offer, then Contente may enter into a transaction with an unaffiliated third party with respect to the HRT Invention at any time within 270 days after the date the written offer was made. Any such transaction to further develop and/or commercialize, sell, license or transfer the HRT Invention to a third party shall be at not less than the price, and upon other terms and conditions not more favorable, than those made in the written offer to the Company. If Contente does not enter into a transaction with a third party with respect to the HRT Invention at any time within 270 days after the date the written offer was made, any future proposed transaction to further develop and/or commercialize, sell, license or transfer the HRT Invention will be subject the right of first refusal provided for in this Paragraph D.